Exhibit 99.1

VeriSign Reports Second Quarter 2005 Results

MOUNTAIN VIEW, CA – July 20, 2005 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today reported its results for the second quarter ended June 30, 2005.

VeriSign reported revenue of $445 million for the second quarter of 2005, a 74 percent increase compared to the same period of 2004. On a GAAP basis, VeriSign reported net income of $41 million for the second quarter 2005 and earnings per share of $0.15 per fully-diluted share. This compares with net income of $22 million and earnings per share of $.09 per fully-diluted share for the same period of 2004.

On a non-GAAP basis, using a 30% effective tax rate on non-GAAP pre-tax income of $105 million, earnings per share for the second quarter was $0.27 per fully-diluted share, as compared to non-GAAP pre-tax income of $55 million and earnings per fully-diluted share of $0.15 for the same period in 2004. These non-GAAP results exclude the following items, which are included under GAAP: amortization of intangible assets related to acquisitions, in-process research and development, the net gain or loss on the sale of investments, restructuring and other recoveries/charges, and stock-based compensation charges related to acquisitions. A table reconciling the non-GAAP to GAAP numbers reported above is appended to this release.

“Our second quarter results were driven by continued demand for our Intelligent Infrastructure services across the world’s voice and data networks,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “As the global foundation for the delivery of communications, commerce and content continues to migrate from physical to digital, we are confident that our customers will look to utilize our services to enable and protect their interactions.”

“Strong top and bottom-line growth during Q2 drove healthy cash flow and strengthened our balance sheet” said Dana Evan, Chief Financial Officer of VeriSign. “The record revenue and operating income generated $136 million in operating cash flow and led to a balance of more than $930 million in cash and cash equivalents at the end of the quarter.”

Within VeriSign’s Internet Services Group (ISG), the VeriSign Security Services (VSS) business achieved a number of milestones during the quarter. Highlights included the announcement of a multi-year Managed Security Services (MSS) contract with ScottishPower, a channel partner relationship with Global Crossing and the recent acquisition of iDEFENSE which will provide real-time intelligence to VeriSign’s MSS customers. VSS also announced the launch of several new products including a three-year SSL certificate and enhancements to the VeriSign E-mail Security Solution which includes a Message Archiving Service that helps enterprises meet regulatory compliance and business continuity needs.

The VeriSign Naming and Directory Services (VNDS) business saw its active domain names under management reach a record level as new registrations and renewal rates remained strong. The company was also notified by the Internet Corporation for Assigned Names and Numbers (ICANN) that VeriSign has been awarded the contract to continue operating the .net domain registry. In addition, VNDS announced the acquisition of R4 Global Solutions to provide consulting and implementation services in support of the company’s Intelligent Supply Chain offering for enterprises that deploy RFID technology.

The VeriSign Communications Services (VCS) business saw continued growth across its Communications, Commerce and Content businesses in the second quarter. As part of VeriSign’s mobile content strategy, VeriSign completed the acquisition of LightSurf and announced the powering of inter-carrier multi-media messaging across Canada and with carriers in the US including T-Mobile and Virgin Mobile. Through an asset acquisition, VCS also added Lightbridge’s PrepayIN platform to the Communications & Commerce group’s billing services.

Additional Financial Information

•	VeriSign ended the quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $933 million, an increase of $61 million from the prior quarter.

•	Cash flow from operations was $136 million for the second quarter of 2005.

•	During the quarter, VeriSign repurchased approximately 1.6 million shares of its common stock for approximately $43 million under its existing repurchase program.

•	Deferred revenue on the balance sheet was $477 million as of June 30, 2005, up $27 million or 6% over last quarter.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue balance, was 52 days which was up from 49 days in Q1.

•	Capital expenditures for the second quarter of 2005 were approximately $29 million, up from $17 million in the first quarter of 2005.

•	Non-GAAP operating income was $92 million, up from $83 million in the first quarter of 2005.

•	The U.S. dollar’s move against certain foreign currencies during the period negatively impacted reported revenues by approximately $7 million, or 1.6%

Internet Services Group

•	The Internet Services Group (ISG) – which includes VeriSign’s Security, Payments, and Naming & Directory services – delivered $168 million of revenue in the second quarter of 2005. The results for the second quarter included sequential growth in both VeriSign’s Security Services (VSS) and VeriSign’s Naming & Directory Services (VNDS) businesses.

•	VeriSign’s Web site certificate business issued approximately 124,000 new and renewed certificates in Q2, ending the quarter with a base of more than 471,000 certificates, up from 462,000 at the end of first quarter of 2005.

•	VeriSign’s Payments business ended the second quarter with approximately 144,000 merchants under management, an increase of approximately 8,000 merchants over the first quarter of 2005. Further, the business processed approximately 127 million individual transactions with an aggregate value of $11.4 billion during the quarter.

•	VeriSign’s Naming & Directory Services business ended the second quarter with over 44 million active domain names in .com and .net, a net increase of approximately 2.8 million names or 7% from the first quarter of 2005.

Communications Services Group

•	VeriSign’s Communications Services (VCS) Group – which provides intelligent communications, commerce and content services to telecommunications carriers and next generation service providers – delivered revenues of $277 million in the second quarter of 2005, up 14% from the first quarter of 2005. The Communications and Commerce group generated revenues of $102 million, up 5% sequentially, while the Content group generated revenues of $175 million.

•	VeriSign’s Communications Services Group ended Q2 with a base of approximately 7.2 million wireless billing customer subscribers up modestly from a Q1 base of 7.1 million.

•	The VCS business supported 14.4 billion database queries in Q2 2005, up 13% from Q1 2005.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PT) to review the second quarter results. The call will be accessible by direct dial at (800) 946-0712 (US) or (719) 457-2641 (international). A listen-only live web cast of the Q2 earnings conference call will also be available at www.verisign.com or www.streetevents.com. A replay of this call will be available at (888) 203-1112 (passcode: 6588408) or (719) 457-0820 (international) beginning at 5:00 pm (PT) on July 20th and will run through July 27th. This press release and the financial information discussed on today’s conference call are available on the company’s website at www.verisign.com under the Investor Relations site.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable businesses and individuals to find, connect, secure, and transact across today’s complex global networks. Additional news and information about the company is available at www.verisign.com.

Contacts

Media Relations: Brian O’Shaughnessy, boshaughnessy@verisign.com, 650-426-5270 Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the VeriSign and Jamba! businesses as well as other businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2005	December 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$449,579	$330,641
Short-term investments	431,960	406,784
Accounts receivable, net	279,984	198,317
Prepaid expenses and other current assets	108,576	51,324
Deferred tax assets	18,187	19,057

Total current assets	1,288,286	1,006,123

Property and equipment, net	522,885	512,621
Goodwill	970,966	725,427
Other intangible assets, net	245,261	243,838
Restricted cash	51,444	51,518
Long-term note receivable	25,196	39,956
Long-term investments	6,306	6,809
Other assets	7,235	6,582

Total long-term assets	1,829,293	1,586,751

Total assets	$3,117,579	$2,592,874

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$480,283	$382,025
Accrued restructuring costs	8,669	11,696
Deferred revenue	357,974	305,874

Total current liabilities	846,926	699,595

Long-term deferred revenue	119,369	107,595
Long-term restructuring costs	13,529	19,276
Other long-term liabilities	5,637	6,815
Deferred tax liability	23,334	31,319

Total long-term liabilities	161,869	165,005

Total liabilities	1,008,795	864,600

Minority interest in subsidiaries	38,646	36,277

Commitments and contingencies

Stockholders’ equity:
Preferred stock - par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 264,249,155 and 253,341,383 (excluding 7,717,017 shares held in treasury at June 30, 2005 and December 31, 2004)	264	253
Additional paid-in capital	23,548,936	23,253,111
Unearned compensation	(11,723)	(6,127)
Accumulated deficit	(21,463,359)	(21,553,829)
Accumulated other comprehensive loss	(3,980)	(1,411)

Total stockholders’ equity	2,070,138	1,691,997

Total liabilities and stockholders’ equity	$3,117,579	$2,592,874

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues	$444,830	$256,045	$845,821	$485,158

Costs and expenses:
Cost of revenues	136,554	102,235	261,397	193,717
Sales and marketing	140,417	46,847	269,794	87,017
Research and development	26,974	15,253	48,991	31,960
General and administrative	49,944	38,595	92,322	73,834
Restructuring and other (reversals) charges	(133)	(3,626)	(2,008)	11,881
Amortization of other intangible assets	24,721	18,223	47,561	33,333
In-process research and development	4,400	—	4,400	—

Total costs and expenses	382,877	217,527	722,457	431,742

Operating income	61,953	38,518	123,364	53,416

Other income, net	14,083	1,538	29,361	2,569

Minority interest in net income of subsidiary	(1,048)	(836)	(2,176)	(1,128)

Income before income taxes	74,988	39,220	150,549	54,857
Income tax expense	33,693	17,275	60,079	23,842

Net income	$41,295	$21,945	$90,470	$31,015

Net income per share:
Basic	$0.16	$0.09	$0.35	$0.13

Diluted	$0.15	$0.09	$0.34	$0.12

Shares used in per share computation:
Basic	263,538	249,357	258,018	246,859

Diluted	272,734	253,068	266,793	250,614

VERISIGN, INC. AND SUBSIDIARIES

STATEMENT OF OPERATIONS RECONCILIATION

(unaudited)

	Three Months Ended June 30,
	2005	2004
Statement of Operations Reconciliation

(in thousands, except per share data)

Net income on a GAAP basis	$41,295	$21,945
Amortization of intangible assets	24,721	18,223
In-process research and development	4,400	—
Stock-based compensation expense resulting from acquisitions	1,161	530
Restructuring and other (recoveries) charges	(133)	(3,626)
Net gain on investments	58	336
Income tax expense	33,693	17,275

Non-GAAP income before income taxes	105,195	54,683
Non-GAAP tax rate of 30% in lieu of the GAAP rate	(31,558)	(16,405)

Net income on a non-GAAP basis	$73,637	$38,278

Statement of Operations Reconciliation per Share

Diluted net income per share on a GAAP basis	$0.15	$0.09
Amortization of intangible assets	0.09	0.07
In-process research and development	0.02	—
Stock-based compensation expense resulting from acquisitions	—	—
Restructuring and other (recoveries) charges	—	(0.01)
Net gain on investments	—	—
Non-GAAP tax rate of 30% in lieu of the GAAP rate	0.01	—

Diluted net income per share on a non-GAAP basis	$0.27	$0.15

Shares used in calculation of net income	272,734	253,068

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization of intangible assets related to acquisitions, In-process research and development, the net gain/loss on sale of investments, restructuring and other (recoveries)/charges, and stock-based compensation charges related to acquisitions. The non-GAAP financial information is also adjusted for a standard 30% tax rate which differs from the GAAP rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information which allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

STATEMENT OF OPERATIONS RECONCILIATION

(unaudited)

	Six Months Ended June 30,
	2005	2004
Statement of Operations Reconciliation

(in thousands, except per share data)

Net income on a GAAP basis	$90,470	$31,015
Amortization of intangible assets	47,561	33,333
In-process research and development	4,400	—
Stock-based compensation expense resulting primarily from acquisitions	1,538	928
Restructuring and other (recoveries) charges	(2,008)	11,881
Net (gain) loss on investments	(2,217)	3,644
Income tax expense	60,079	23,842

Non-GAAP income before income taxes	199,823	104,643
Non GAAP tax rate of 30% in lieu of the GAAP rate	(59,947)	(31,393)

Net income on a non-GAAP basis	$139,876	$73,250

Statement of Operations Reconciliation per Share

Diluted net income per share on a GAAP basis	$0.34	$0.12
Amortization of intangible assets	0.18	0.13
In-process research and development	0.02	—
Stock-based compensation expense resulting primarily from acquisitions	—	—
Restructuring and other (recoveries) charges	(0.01)	0.05
Net (gain) loss on investments	(0.01)	0.02
Non GAAP tax rate of 30% in lieu of the GAAP rate	—	(0.03)

Diluted net income per share on a non-GAAP basis	$0.52	$0.29

Shares used in calculation of net income	266,793	250,614

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization of intangible assets related to acquisitions, In-process research and development, the net gain/loss on sale of investments, restructuring and other (recoveries)/charges, and stock-based compensation charges related to acquisitions. The non-GAAP financial information is also adjusted for a standard 30% tax rate which differs from the GAAP rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information which allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flow from operating activities:
Net income	$90,470	$31,015
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	42,582	42,977
Amortization of other intangible assets	47,561	33,333
In-process research and development	4,400	—
Provision for doubtful accounts	2,489	329
Non-cash restructuring and other charges	146	13,436
Net gains and losses and impairments on investments	(698)	3,667
Dividend income from investment	(2,180)	—
Minority interest in net income of subsidiary	2,369	1,129
Tax benefit associated with stock options	9,598	25,345
Amortization of unearned compensation	2,722	1,467
Loss on disposal of property and equipment	186	—
Changes in operating assets and liabilities:
Accounts receivable	(77,227)	(14,093)
Prepaid expenses and other current assets	(55,329)	(3,303)
Accounts payable and accrued liabilities	83,088	(37,254)
Deferred revenue	59,957	47,857

Net cash provided by operating activities	210,134	145,905

Cash flow from investing activities:
Purchases of investments	(203,344)	(95,086)
Proceeds from maturities and sales of investments	176,970	143,246
Purchases of property and equipment	(45,819)	(35,383)
Net cash paid in business combinations	(18,002)	(246,356)
Payment received on long-term note receivable and dividend	20,000	—
Merger related costs	(8,216)	(2,664)
Other assets	(1,672)	(34)

Net cash used in investing activities	(80,083)	(236,277)

Cash flow from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	35,898	25,910
Purchase of Treasury Stock	(42,477)	—
Proceeds from sale of consolidated subsidiary stock	(28)	778
Payment of long-term liabilities	(1,100)	(2,850)

Net cash (used) provided by financing activities	(7,707)	23,838

Effect of exchange rate changes	(3,406)	(981)

Net increase (decrease) in cash and cash equivalents	118,938	(67,515)
Cash and cash equivalents at beginning of period	330,641	393,787

Cash and cash equivalents at end of period	$449,579	$326,272